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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed March 25, 1997 pertaining to the 1989 Stock Option Plan, the 1992 Stock Option Plan, the 1996 Stock Option Plan, 1996 International Employee Stock Purchase Plan and 1996 French Employee Savings Plan of ILOG S.A. of our reports dated July 29, 1996, with respect to the consolidated financial statements and schedule of ILOG S.A. included in the Registration Statement (Form F-1 No. 333-6322) dated February 13, 1997, filed with the Securities and Exchange Commission.


                                        /s/    JOHN MACKEY
                                        ----------------------------------
                                        ERNST & YOUNG Audit
                                        Represented by John Mackey


Paris, France
March 20, 1997